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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PLATO LEARNING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

January 21, 2005

Dear Fellow Stockholders:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc., (the “Company”), a Delaware corporation, at 2:30 p.m. (CT) on Thursday, March 3, 2005, at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the meeting. We also plan to review the status of our business at the meeting.

At last year’s Annual Meeting over 91% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important. In order to insure that you will be represented, we ask you to please complete, sign and date the enclosed proxy card and return it promptly. Instructions on how to vote via telephone are included on the proxy card and on the accompanying Notice of Annual Meeting of Stockholders. Voting via proxy card or telephone in advance will not limit your right to vote in person or to attend the Annual Meeting.

Our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year 2004 are enclosed with this mailing.

The continuing interest of the stockholders in our business is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,

David W. Smith

President and
Chief Executive Officer

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 3, 2005

To Our Stockholders:

The Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”) will be held at 2:30 p.m. (CT) on Thursday, March 3, 2005, at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439 for the purpose of considering and voting on the following matters:

1.	To elect two directors to the Board of Directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2005.

3.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 6, 2005 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or vote by telephone as indicated on the proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

To vote by touch-tone telephone, please call 1-800-560-1965. You will be asked to enter the three-digit Company Number, which is located on your proxy card, and the last four digits of your Social Security number. You may vote by telephone at any time until 12:00 p.m. (CT) on March 2, 2005.

Your attention is also directed to the accompanying letter printed on colored paper, which announces our participation in the Direct Registration Profile Modification System (DRPMS). This system now allows us to issue shares to our registered stockholders in book-entry form.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Steven R. Schuster
Corporate Secretary

January 21, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2005
Annual Meeting and Proxy Solicitation Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
DIRECTORS CONTINUING IN OFFICE
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Stock Performance Graph
Report of the Audit Committee
PROPOSAL 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
STOCKHOLDER COMMUNICATION WITH THE BOARD
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
Appendix A
Appendix B
Appendix C

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, MN 55437

PROXY STATEMENT

Annual Meeting and Proxy Solicitation Information

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, March 3, 2005 at 2:30 p.m. (CT) at the Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota 55439, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Only the holders of our common stock whose names appear of record on our books at the close of business on January 6, 2005 are entitled to vote at the Annual Meeting. At the close of business on January 6, 2005, a total of 23,145,986 shares of common stock were outstanding. Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to vote cumulatively as to any matter.

Voting

Votes cast by proxy, telephone, or in person at the Annual Meeting will be tabulated by the inspectors of election we have appointed for the Annual Meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The affirmative vote of a majority of shares present or represented and entitled to vote on each Proposal is required for approval. If a broker indicates on the proxy that it does not have discretionary authority from the beneficial owner of the shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

A stockholder may, with respect to the election of directors in Proposal 1, (i) vote “FOR” the election of all named director nominees, (ii) “WITHHOLD” authority to vote for all named director nominees, or (iii) vote “FOR” the election of all named director nominees except any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

A stockholder may, with respect to Proposal 2, (i) vote “FOR” such proposal, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal. Abstentions are not counted as votes “for” or “against” a proposal, but are counted in determining the number of shares present or represented and entitled to vote on a proposal. Therefore, since approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote, abstentions have the same effect as a vote “against” this proposal.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made in a signed proxy, the proxy will be voted “FOR” the election of all named director nominees in Proposal 1 and “FOR” Proposal 2. A stockholder may revoke his or her proxy at any time before it is voted by delivering to any officer of the Company a written notice of termination of the proxy’s authority, by filing with an officer of the Company another proxy bearing a later date before the Annual Meeting, or by appearing and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. This Proxy Statement and the form of proxy enclosed are initially being mailed on or about January 27, 2005.

Other

We will pay any expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

Our 2004 Annual Report to Stockholders and our Annual Report on Form 10-K, including financial statements, are being furnished to each stockholder with this Proxy Statement. Additional copies of our Annual Report on Form 10-K will be provided without charge upon written request directed to Investor Relations, PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company, as of January  6, 2005, as to the beneficial ownership of our common stock by (i) the Named Executive Officers (as defined elsewhere in this Proxy Statement) and Directors, (ii) all current Directors and Executive Officers as a group, and (iii) each person known to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature of Beneficial Ownership (1)

		Shares Issuable
	Shares	Upon Exercise		Ownership
Beneficial Owners	Owned	of Options (2)	Total	Percentage

Named Executive Officers:
John Murray (3)	44,620	447,999	492,619	2.1%
Robert M. Kilgarriff (4)	-	61,665	61,665	0.3%
Gregory J. Melsen (5)	-	49,666	49,666	0.2%
Frank A. Preese	5,000	110,950	115,950	0.5%
John C. Super (6)	7,409	43,669	51,078	0.2%
Directors:
Joseph E. Duffy	1,000	43,750	44,750	0.2%
Ruth L. Greenstein	1,000	48,100	49,100	0.2%
Thomas G. Hudson	1,000	51,750	52,750	0.2%
John T. Kernan	174,089	26,500	200,589	0.9%
Gen. Dennis J. Reimer USA (Ret.)	3,333	80,351	83,684	0.4%
John T. (Ted) Sanders	1,000	25,000	26,000	0.1%
David W. Smith (7)	1,000	15,000	16,000	0.1%
All Current Directors and Executive Officers as a Group (13 individuals)	198,429	545,569	743,998	3.1%
5% Holders:
Royce & Associates, LLC (8)	2,807,645	-	2,807,645	12.1%
Heartland Advisors, Inc. (9)	1,620,700	-	1,620,700	7.0%
Kopp Investment Advisors, Inc. (10)	1,544,523	-	1,544,523	6.7%
RS Investment Management Co. LLC (11)	1,248,316	-	1,248,316	5.4%

(1)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 6, 2005 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,145,986 shares of our common stock outstanding as of January 6, 2005.
(2)	Represents shares that the Named Executive Officers, Directors and other executive officers may acquire within 60 days from January 6, 2005 pursuant to the exercise of stock options.
(3)	John Murray resigned as Chairman of the Board, President and Chief Executive Officer of the Company on November 17, 2004. He is expected to remain an employee of the Company until January 31, 2005.
(4)	Robert M. Kilgarriff resigned as Executive Vice President, Sales and Marketing of the Company on November 2, 2004.
(5)	Gregory J. Melsen resigned as Vice President and Chief Financial Officer of the Company on November 5, 2004. He remained an employee of the Company until December 20, 2004.

(6)	John C. Super resigned as Senior Vice President, Strategy and Business Development of the Company on December 17, 2004.
(7)	David W. Smith was appointed interim President and Chief Executive Officer of the Company on November 17, 2004.
(8)	Based on information in Schedule 13G/A, dated February 13, 2004 and filed with the Securities and Exchange Commission, indicating that Royce & Associates, LLC is the beneficial owner of, and possesses sole voting and sole dispositive powers with respect to, 2,807,645 shares. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(9)	Based on information in Schedule 13G/A, dated February 12, 2004 and filed with the Securities and Exchange Commission, indicating that Heartland Advisors, Inc. is the beneficial owner of and possesses shared dispositive powers with respect to 1,620,700 shares, and possess shared voting power with respect to 1,430,800 shares. The business address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(10)	Based on information in Schedule 13G/A, dated February 2, 2004 and filed with the Securities and Exchange Commission, indicating that Kopp Investment Advisors, Inc. and related entities are the beneficial owners of 1,544,523 shares, possess sole voting power with respect to 1,365,486 shares, sole dispositive power with respect to 600,000 shares, and shared dispositive power with respect to 944,523 shares. The business address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.
(11)	Based on information in Schedule 13G, dated February 18, 2004 and filed with the Securities and Exchange Commission, indicating that RS Investment Management Co. LLC and related entities are the beneficial owners of, and possess shared voting and shared dispositive powers with respect to, 1,248,316 shares. The business address of RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, CA 94111.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of seven persons (each a “Director”) and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled only by the vote of a majority of the Directors then in office provided that a quorum is present. Any other vacancies may be filled by a majority of the Directors then in office, even if less than a quorum is present. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

In November 2003, at the time the Company merged with Lightspan, Inc., John T. Kernan, the Chairman and Chief Executive Officer of Lightspan at the time of the merger, was elected to the Board. Accordingly, effective upon Mr. Kernan’s appointment, the Board was increased in size from seven to eight Directors.

In December 2003, John Murray replaced General Dennis J. Reimer as Chairman of the Board and Thomas G. Hudson was named Presiding Director. Arthur W. Stellar, a Director since 2000, resigned from the Board due to the acceptance of a new position at a company that had the potential to compete with PLATO Learning, Inc. Accordingly, effective upon Dr. Stellar’s resignation, the Board was reduced in size from eight to seven Directors.

In April 2004, David W. Smith was elected to the Board. Accordingly, effective upon Mr. Smith’s appointment, the Board was increased in size from seven to eight Directors.

In November 2004, Mr. Murray, a Director since 2000, resigned from the Board and Mr. Hudson was named Chairman of the Board. Accordingly, effective upon Mr. Murray’s resignation, the Board was reduced in size from eight to seven Directors. At present, no person has been nominated by the Board to fill the Board vacancy created by Mr. Murray’s resignation.

General Dennis J. Reimer, a Director since 2000, will retire from the Board on March 3, 2005. Effective upon General Reimer’s retirement, the Board will be reduced in size from seven to six Directors.

The terms of the remaining Class III Directors, Joseph E. Duffy and Thomas G. Hudson, expire with this Annual Meeting of Stockholders. Each of the nominees for Class III Director, if elected, will serve three years until the 2008 Annual Meeting of Stockholders or until a successor has been elected and qualified. The current Class I and II Directors will continue in office until the 2006 and 2007 Annual Meetings, respectively.

The Board has determined that, as defined by NASD Marketplace Rule (“NASD Rule”) 4200, the independent Directors of the Board are Joseph E. Duffy, Ruth L. Greenstein, Thomas G. Hudson, General Dennis J. Reimer and John T. (Ted) Sanders.

The Directors up for election are elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented and entitled to vote in the election. Thus, assuming a quorum is present, the person or persons receiving the greater number of votes “FOR” will be elected to serve as a member of the Board. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If the nominee should be unable or unwilling to serve as a Director, an event that is not anticipated, the proxies will be voted for a substitute nominee designated by the Board.

The following sets forth information as to the nominees for election and each of the Directors continuing in office.

NOMINEES FOR DIRECTOR

Class III – Serving Until 2008 Annual Meeting

Joseph E. Duffy

Age:	48
Director Since:	2002
Principal Occupation:	Vice President, SAP Public Services, Inc.

Recent Business Experience:	Mr. Duffy joined SAP Public Services, Inc., a provider of collaborative business solutions for all types of industries and major markets, in June 2004. From June 1987 to March 2004, Mr. Duffy was employed by Oracle Corporation, an e-business and database solutions company. At Oracle Corporation, he served as Senior Vice President, Health Industries from June 2002 to March 2004, as Senior Vice President, Healthcare and Higher Education Sales from June 2000 to June 2002, as Group Vice President for Oracle Service Industries and Group Vice President of Government Sales from January 1997 to June 2000. Previously, Mr. Duffy served as Vice President of DoD Sales, from June 1991 to January 1997, and Director of National Accounts for the U.S. Navy from June 1987 to June 1991.

Thomas G. Hudson

Age:	58
Director Since:	2002
Principal Occupation:	Chairman of the Board, President and Chief Executive Officer Computer Network Technology Corporation

Recent Business Experience:	Mr. Hudson was appointed Chairman of the Board of Directors of PLATO Learning, Inc. in November 2004. He is employed by Computer Network Technology Corporation (“CNT”), a storage area networking products and services company, and has served as President and Chief Executive Officer since July 1996. He has also served as Chairman of the Board of CNT since May 1999. From 1993 to 1996, Mr. Hudson served as Senior Vice President of Corporate Development at McGraw-Hill Companies, and also served as General Manager of the company’s F.W. Dodge division. From 1968 to 1993, he served in various management positions, including Vice President of the Services Sector division at IBM Corporation.

Other Directorships:	Computer Network Technology, Lawson Software, Ciprico

The Board of Directors recommends that stockholders vote “FOR” the nominees in Proposal 1. Unless otherwise indicated, proxies solicited by the Board will be voted for the Class III nominees for the Board of Directors named above.

DIRECTORS CONTINUING IN OFFICE

Class I – Serving Until 2006 Annual Meeting

John T. Kernan

Age:	58
Director Since:	2003
Principal Occupation:	Business Consultant

Recent Business Experience:	Mr. Kernan served as Chairman and Chief Executive Officer of Lightspan, Inc., an educational software company, from 1993 until November 2003, when PLATO Learning, Inc. acquired Lightspan. Prior to joining Lightspan, Mr. Kernan was Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company, from 1989 to 1993.

Other Directorships:	Varsity Group, Inc.
John T. (Ted) Sanders

Age:	63
Director Since:	2003
Principal Occupation:	President, Education Commission of the States

Recent Business Experience:	Dr. Sanders has served as President of the Education Commission of the States (“ECS”), an organization of states working on education policy, since February 2000. Prior to joining ECS, Dr. Sanders was President of Southern Illinois University from July 1995 to February 2000. His experience as an educator includes time as a classroom teacher, chief state school officer of Ohio, Illinois and Nevada, and acting U.S. Secretary of Education from 1990-1991.

Class II – Serving Until 2007 Annual Meeting

Ruth L. Greenstein

Age:	58
Director Since:	2002
Principal Occupation:	Vice President, Finance and Administration Institute for Defense Analyses

Recent Business Experience:	Since June 1990, Ms. Greenstein has served as Vice President, Finance and Administration at the Institute for Defense Analyses, a research and development corporation. From February 1984 to May 1990, she was employed at Genex Corporation, a biotechnology company, and served as Vice President, Treasurer and Chief Financial Officer from 1985 to 1987 and from 1989 to 1990, and as General Counsel and Secretary from 1987 to 1990.
David W. Smith

Age:	60
Director Since:	2004
Principal Occupation:	Business Consultant and Interim President and Chief Executive Officer PLATO Learning, Inc.

Recent Business Experience:	Mr. Smith was appointed interim President and Chief Executive Officer of PLATO Learning, Inc. in November 2004. Prior to that he has served as a Business Consultant. From September 2000 to December 2002, Mr. Smith was Chief Executive Officer of NCS Pearson, a provider of products, services, and technologies to customers in education, government, and business. He also served as President of the NCS Assessment and Testing Services from April 1988 to September 2000. Prior to NCS, Mr. Smith was a publisher of professional, technical, and scholarly books and materials as a senior executive with McGraw Hill Corporation’s Training Systems and College Divisions from 1984 to 1988.

Other Directorships:	Scientific Learning Corporation

For the remainder of this Proxy Statement, unless otherwise stated, the years 2004, 2003 and 2002 refer to our fiscal years ended October 31, 2004, 2003 and 2002, respectively.

DIRECTOR COMPENSATION

In 2004, Directors who were not employees or affiliates of the Company were eligible to receive grants of options to acquire shares of our common stock as follows: 15,000 options upon initial election to the Board, and, on the Annual Meeting date for service in the director year going forward, 10,000 options for continuing Directors, 5,000 options for the Chairman of the Board, and 1,500 options for Committee Chairs. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals. All options will be granted at the fair market value of our common stock on the date of grant, vest immediately and expire eight years following the date of grant. In March 2004, Directors who were not employees or affiliates of the Company received options to acquire a total of 64,500 shares of our common stock at an exercise price of $12.97 per share. In April 2004, Mr. Smith received 15,000 options at an exercise price of $9.22 upon his initial election to the Board.

In 2004, Directors who were not employees or affiliates of the Company were eligible to receive 1,000 restricted shares of our common stock on the Annual Meeting date for service in the director year going forward. These shares are awarded at the fair market value of our common stock on the date of the award and the restrictions lapse over the earlier of five years, or retirement or resignation from the Board. In April 2004, Directors who were not employees or affiliates of the Company received a total of 7,000 restricted shares of our common stock.

In 2004, in addition to the stock option grants and restricted stock awards, Directors who were not employees or affiliates of the Company were eligible to receive cash payments as follows: $10,000 subsequent to the Annual Meeting date for service in the director year going forward (pro-rated for those Directors appointed at a time other than at the Annual Meeting), $1,000 for each Board meeting attended, and $750 for Committee Chairs and $500 for Committee Members for each Committee meeting attended. Total cash paid to Directors in 2004 was $156,250. All travel and business expenses relating to meetings attended and the conduct of business on behalf of the Company are reimbursed.

Directors who are employees or affiliates of the Company receive no additional compensation for their services as a Director. In November 2003, PLATO Learning, Inc. merged with Lightspan, Inc. As part of the merger agreement, Mr. Kernan, the Chairman and Chief Executive Officer of Lightspan at the time of the merger, entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000. This fee is in addition to the compensation earned for service as a Director as described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. in November 2003. At that time, he entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings in 2004. Each of our Directors attended or participated in 100% of the Board of Directors meetings held during the period they served as a Director in 2004 and attended the 2004 Annual Meeting. Regular attendance at meetings by the Directors is expected pending unforeseeable intervening circumstances. In addition, the Board passed three resolutions by written consent in 2004.

The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of our Directors attended or participated in at least 75% of the committee meetings of which they were members. Current copies of the Audit Committee, Compensation Committee, and Nominating and Governance Committee charters are available on our website at www.plato.com.

In 2004, the outside Directors of the Board met four times in executive sessions where only outside Directors were present. Each of our outside Directors attended or participated in 100% of the outside Director sessions.

Audit Committee

The Audit Committee consists of Ms. Greenstein (Chair), Mr. Duffy, General Reimer, and Dr. Sanders. In December 2003, Dr. Sanders was appointed as a member of the Audit Committee. The Audit Committee met seven times in 2004. All members of the Audit Committee are independent as defined by NASD Rule 4200 and Exchange Act Rule 10A-3(b)(1) and are able to read and understand fundamental financial statements. The Board has determined that Ms. Greenstein is the Audit Committee’s financial expert. She has served as Vice President, Finance and Administration at the Institute for Defense Analyses, a research and development corporation, since June 1990. The Audit Committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, and recommends the appointment of independent registered public accounting firm to the Board. The Audit Committee has adopted a written Audit Committee Charter that was revised in 2004 and is included with this Proxy Statement as Appendix A.

Compensation Committee

The Compensation Committee consists of Mr. Kernan (Chair), Mr. Duffy, and Mr. Hudson. The Compensation Committee met six times in 2004. During their term in 2004, all members of the Compensation Committee, with the exception of Mr. Kernan, were independent. The Compensation Committee administers and makes awards under our stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for our directors and executive officers. The Compensation

Committee has adopted a written Compensation Committee Charter that is included with this Proxy Statement as Appendix B.

In December 2003, Dr. Sanders replaced Dr. Stellar as a member of the Compensation Committee. Also, in December 2003, Mr. Kernan was appointed as a member of the Compensation Committee and replaced Mr. Hudson as Chair. Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. in November 2003. At that time, he entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000. The Board has determined that Mr. Kernan’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders. The Board believes that Mr. Kernan’s presence is essential to the integration of the Lightspan business into PLATO Learning, Inc. and to the fair determination of compensation for the employees of Lightspan and PLATO. The Board believes a smooth transition following the merger best protects the interests of the stockholders and the Company. The Board also recognizes that Mr. Kernan cannot remain a member of the Compensation Committee for more than two years pursuant to NASD Marketplace Rule Section 4350(c)(3)(C).

In December 2003, after Mr. Kernan and Dr. Sanders were appointed to the Compensation Committee, the Compensation Committee consisted of Mr. Kernan, Mr. Duffy, Mr. Hudson and Dr. Sanders. In March 2004, Dr. Sanders was reassigned to the Audit Committee. In June 2004, Mr. Smith replaced Dr. Sanders as a member of the Compensation Committee. On November 17, 2004, Mr. Smith was appointed as the interim President and Chief Executive Officer of the Company after Mr. Murray’s resignation. In accepting these positions, Mr. Smith no longer constituted an independent director as defined in NASD Rule 4200. Mr. Smith consequently resigned from the Compensation Committee as of the date of his appointment.

Nominating and Governance Committee

The Nominating and Governance Committee, consists of Mr. Hudson (Chair), Ms. Greenstein, and Mr. Kernan. The Nominating and Governance Committee met five times in 2004. All members of the Nominating and Governance Committee, except for Mr. Kernan, are independent as defined in NASD Rule 4200. The Nominating and Governance Committee has adopted a written charter that was revised in 2004 and is included with this Proxy Statement as Appendix C.

In December 2003, Mr. Hudson replaced General Reimer as Chair of the Nominating and Governance Committee. Also, in December 2003, Mr. Kernan was appointed as a member of the Nominating and Governance Committee. Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. in November 2003. At that time, he entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000. The Board has determined that Mr. Kernan’s membership on the Nominating and Governance Committee is required by the best interests of the Company and its stockholders. The Board believes that Mr. Kernan’s presence is essential to the integration of the Lightspan business into PLATO Learning, Inc. and to the fair determination of nominations. The Board believes a smooth transition following the merger best protects the interests of the stockholders and the Company. The Board also recognizes that Mr. Kernan cannot remain a member of the Nominating and Governance Committee for more than two years pursuant to NASD Rule Section 4350(c)(3)(C).

After Mr. Kernan was appointed to the Nominating and Governance Committee, the Committee consisted of Mr. Hudson, Ms. Greenstein, Mr. Kernan, and Mr. Murray. Mr. Murray resigned from the Nominating and Governance Committee in March 2004. Mr. Smith replaced Mr. Murray in June 2004 as a committee member. On November  17, 2004, Mr. Smith was appointed as the interim President and Chief Executive Officer of the Company after Mr. Murray’s resignation. In accepting these positions, Mr. Smith no longer constituted an independent director as defined in NASD Rule 4200. Mr. Smith consequently resigned from the Nominating and Governance Committee as of the date of his appointment.

The Nominating and Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, and nominates new and replacement members for the Board. In addition, the Nominating and Governance Committee facilitates an annual evaluation by Board members of the Board.

In reviewing candidates for the Board, the Nominating and Governance Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its stockholders. Some of the factors considered in this evaluation include experience in the areas of strategy, education, technology, sales and marketing and finance, as well as geographic and cultural diversity. The Nominating and Governance Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. In addition, the Nominating and Governance Committee will consider nominees for the Board by stockholders that are proposed in accordance with the advance notice procedures in our bylaws, which require nominations be received by our Secretary not less than 60 or more than 90 days prior to the Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members during their term in 2004 were employees or executive officers of the Company. Mr. Smith was appointed to the Compensation Committee in June 2004. In November 2004, Mr. Murray resigned as our Chairman, President and Chief Executive Officer. Mr. Smith was appointed interim President and Chief Executive Officer of the Company and, effective upon his appointment, consequently resigned from his position on the Compensation Committee. Mr. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc. when Lightspan was acquired by PLATO Learning, Inc in November 2003. At that time, he entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000. None of our directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by Messrs. Kernan, Duffy and Hudson in their capacity as the Board of Directors’ Compensation Committee and addresses the Company’s compensation policies for 2004 as they affected the Chief Executive Officer (the “CEO”) and the other executive officers of the Company (including the Named Executive Officers, as defined elsewhere in this Proxy Statement).

Compensation Philosophy

The Company’s compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to the Company’s success. Compensation opportunities are aligned with our business objectives. The compensation programs are designed to motivate executive officers to meet and exceed annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards. In 2004, the Compensation Committee retained Frederic W. Cook & Co., Inc. to evaluate its executive employment agreements for consistency with stated philosophy, currency with labor market trends and effective alignment with business objectives and stockholder interests.

Overview of Executive Compensation Policy

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to our success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Executive Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation and stock option incentives.

The Compensation Committee believes the CEO’s compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO’s base salary, major elements of the compensation package are directly tied to Company performance. The CEO’s annual salary was $350,000 in 2004.

The Compensation Committee’s policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided, including group health and life insurance and participation in the Company’s 401(k) plan.

Base Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive’s personal contribution to corporate performance.

Annual Cash Incentive Compensation

Annual cash incentive awards are intended to provide executive officers an additional incentive for achieving the annual performance goals established in the yearly business plan. Bonuses are based on the achievement of pre-established annual operating and financial goals and operational objectives, and commissions for sales executives are based on a percentage of revenues.

Stock Option Incentives and Restricted Stock Grants

Stock options and restricted stock grants provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of its common stock. Stock options are granted at the fair market value of the Company’s common stock on the date of the grant. Stock options are subject to vesting over three years, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option and restricted stock grants to executive officers include Company performance, the relative levels of responsibility, contributions to the Company’s business, and competitiveness with other growth-oriented companies. Stock options and restricted stock granted to executive officers are approved by the Committee. In 2004, stock options to purchase 171,000 shares of our common stock were granted to the CEO and other executive officers on December 10, 2003 relating to the acquisition and integration of Lightspan, Inc.

Benefits

Benefits offered to executive officers are those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company’s 401(k) plan. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company’s executive compensation policies and programs serve the interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Mr. John T. Kernan (Chair)
Mr. Joseph E. Duffy
Mr. Thomas G. Hudson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information related to compensation paid to, or accrued by the Company on behalf of, (i) the Company’s Chief Executive Officer in 2004 and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers as of October 31, 2004 (together the “Named Executive Officers”).

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and Principal Position at				Other Annual	Underlying
10/31/2004	Year	Salary	Bonus	Compensation	Options (1)

John Murray	2004	$350,000	$43,759	$-	86,000
Chairman of the Board, President	2003	271,039	114,257	-	121,667
and Chief Executive Officer(2)	2002	263,815	73,333	-	208,627

Robert M. Kilgarriff	2004	205,000	13,669	128,710	25,000
Executive Vice President,	2003	180,692	19,375	115,935	25,000
Sales and Marketing(3)	2002	176,334	42,500	64,520	25,000

Gregory J. Melsen	2004	205,000	13,669	-	10,000
Vice President and	2003	170,654	39,936	-	34,500
Chief Financial Officer(4)	2002	123,577	30,000	-	50,000

Frank A. Preese	2004	190,000	30,461	-	15,000
Chief Technology Officer	2003	155,596	15,000	-	15,000
	2002	149,808	15,000	-	17,500

John C. Super	2004	190,000	11,086	6,923	15,000
Senior Vice President, Strategy	2003	152,432	31,502	80,524	20,000
and Business Development(5)	2002	148,642	30,000	-	20,000

(1)	None of the Named Executive Officers has been granted stock appreciation rights (“SARs”) or holds shares of restricted stock that are subject to performance-based conditions on vesting.
(2)	Mr. Murray resigned as Chairman of the Board, President and Chief Executive Officer of the Company on November 17, 2004. He is expected to remain an employee of the Company until January 31, 2005.
(3)	Mr. Kilgarriff resigned as Executive Vice President, Sales and Marketing of the Company on November 2, 2004. He was paid compensation for sales (based on a percentage of revenue) of $128,710, $115,935, and $64,520 in 2004, 2003 and 2002, respectively.
(4)	Mr. Melsen resigned as Vice President and Chief Financial Officer of the Company on November 5, 2004. He remained an employee of the Company until December 20, 2004.
(5)	Mr. Super resigned as Senior Vice President, Strategy and Business Development of the Company on December 17, 2004. He was paid compensation for sales (based on a percentage of revenue) of $6,923 and $80,524 in 2004 and 2003, respectively.

Option Grants in Last Fiscal Year

The following table provides information relating to grants of stock options to the Named Executive Officers during 2004. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers in 2004 and none of the Named Executive Officers held SARs as of October 31, 2004.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
	Number of	Percent of			Appreciation for Option
	Securities	Total Options	Exercise		Term (2)
	Underlying	Granted to	Price per	Expiration
Name	Options Granted (1)	Employees in 2004	Share	Date	5%	10%

John Murray	86,000	13.1%	$10.26	12/10/2011	$1,303,647	$1,891,418

Robert M. Kilgarriff	25,000	3.8%	10.26	12/10/2011	378,968	549,832

Gregory J. Melsen	10,000	1.5%	10.26	12/10/2011	151,589	219,933

Frank A. Preese	15,000	2.3%	10.26	12/10/2011	227,381	329,899

John C. Super	15,000	2.3%	10.26	12/10/2011	227,381	329,899

(1)	All options granted in 2004 were granted at 100% of the fair market value of our common stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire eight years following the date of grant.
(2)	Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information related to the exercise of stock options during 2004 and the holdings of unexercised stock options at October 31, 2004 by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		October 31, 2004		October 31, 2004 (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Murray	-	$-	382,568	236,655	$1,573,096	$980,109
Robert M. Kilgarriff	-	-	51,665	50,002	193,035	207,915
Gregory J. Melsen	-	-	44,833	49,667	280,665	294,030
Frank A. Preese	12,052	106,106	105,950	30,834	620,279	133,650
John C. Super	-	-	98,003	35,001	588,069	163,356

(1)	Values were calculated using a price of $8.91, the closing price of our common stock as reported on NASDAQ on October 29, 2004 (the last trading day in October).

Other Compensation Arrangements

John Murray, the Company’s Chairman of the Board, President and Chief Executive Officer in 2004, entered into an Employment Agreement with the Company in 2001. The agreement had a three-year term and was renewed annually. Among other things, this agreement provided for salary and bonus payments, as established by the Board of Directors, and grants of stock options based on continued employment and on the achievement of annual performance goals for each year of the agreement. If, during the term of the agreement, Mr. Murray was terminated without cause or resigned after a material adverse change or reduction in position or responsibilities, the agreement provided for salary payments for the remaining term of the agreement, pro rata bonus payments and stock option grants, as well as the immediate vesting of stock options. Mr. Murray also would be precluded from employment in any capacity, during the three years after termination of employment with the Company, in any business or activity competitive with the Company’s principal businesses.

On November 17, 2004, we announced that John Murray had resigned as Chairman, President and Chief Executive Officer of the Company. In connection with Mr. Murray’s departure from the Company, his Employment Agreement with the Company will terminate effective January 31, 2005. The severance provisions of the Employment Agreement provide for Mr. Murray to be (a) paid his current base salary of $350,000 per year through December 31, 2007, (b) paid bonus earned for the fiscal year ended October 31, 2004 and a pro rata portion of bonus, if earned, for the fiscal year ending October 31, 2005, and (c) granted options to purchase 260,000 shares of common stock, with an exercise price equal to fair market value as of the date of grant, which will vest over a three-year period, subject to Mr. Murray fulfilling certain continuing obligations under the Employment Agreement. In addition, certain options previously granted to Mr. Murray will accelerate and be immediately exercisable. Mr. Murray’s right to receive these benefits is subject to his complying with his continuing obligations under the Employment Agreement related to a transition period and the confidentiality, non-competition and non-solicitation provisions of the Employment Agreement and executing a release of claims. We are currently negotiating the terms of Mr. Murray’s severance arrangement.

The Named Executive Officers, other than Mr. Murray, had each entered into an Employment Agreement with the Company that had a one-year term with automatic twelve-month renewals. Among other things, these agreements provided for salary and bonus payments, as established by the Company’s Chief Executive Officer, and grants of stock options based on continued employment and the achievement of annual performance goals, for each year of the agreement. If, during the term of the agreement, the Named Executive Officer was terminated without cause or resigned after a material adverse change or reduction in position or responsibilities, the agreement provided for salary payments for the remaining term of the agreement and pro rata bonus payments. In addition, the Named Executive Officers had each entered into an Employment Security Agreement with the Company. If there was a change in control of the Company, the Employment Security Agreement provided for a lump sum cash payment to the Named Executive Officer as long as the Named Executive Officer was still employed by the Company. In addition, within twelve months after a change in control, if the Named Executive Officer’s employment was terminated without good cause or the Named Executive Officer voluntarily terminated such employment with good reason, the Employment Security Agreement provided for severance payments equal to 12 to 24 months of current compensation.

Each of the Named Executive Officers, other than Mr. Preese, has resigned from the Company since October 31, 2004. Accordingly, each of their respective Employment Agreements ended upon their termination of employment. Except for payments to Mr. Murray described above, no payments, pursuant to these Employment Agreements were due to any Named Executive Officer that resigned. At the time of Mr. Kilgarriff’s and Mr. Super’s resignations, the Company entered into separation agreements with each of them that will provide total severance payments of approximately $130,000.

On December 13, 2004, the Company entered into new Employment Agreements with its executive officers, other than David W. Smith, which, generally, take effect on January 1, 2005. The prior Employment and Employment Security Agreements terminated, by their terms, on December 31, 2004. Each of the new agreements has an initial term through December 31, 2005. Beginning January 1, 2006, and each January 1 thereafter, the agreements will be subject to an automatic one-year extension, unless terminated prior to that date. In the event of a change in control, as defined, the agreement term is automatically extended for two years from the date of the change in control. Each of the executive officers will: (a) receive an annual salary as stated in their individual agreement, (b) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (c) be eligible for stock option and restricted stock grants in accordance with our stock option plan and at the discretion of the Board, and (d) be eligible for other employee benefit plans and programs similar to those available to our other senior executives, excluding our Chief Executive Officer.

Upon termination by the executive officer for good reason or by the Company without cause, as defined, the executive officer will receive: (a) a lump sum severance payment equal to one times their annual salary and (b) continuation of health and other welfare benefits for twelve months following termination. Upon a change in control, as defined, the term of the agreement is automatically extended for two years from the date of the change in control. If the executive officer’s employment continues for this two-year period, he/she will receive a lump sum cash retention bonus equal to one times their annual salary. If, during this two-year period, the executive officer terminates employment for good reason or is terminated by the Company without cause, he/she will receive a lump sum severance payment generally equal to one times their annual salary. The agreements also provide for a one-year non-compete period following termination of employment.

As the Named Executive Officers, other than Mr. Preese, have resigned from the Company since October 31, 2004, other than potential cash payments to Mr. Murray as outlined above, potential cash payments to the Named Executive Officers currently employed by the Company, consisting of Mr. Preese, would be approximately $210,000 for severance payments and $210,000 for retention payments related to a change in control.

Stock Performance Graph

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on our common stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 2004, assuming an initial investment of $100 and the reinvestment of all dividends.

The Company’s current peer group consists of the following companies with training and education operations: SkillSoft plc (formerly named SmartForce plc), and Apollo Group, Inc. The peer group prior to October 31, 2004 included Lightspan, Inc. (“Lightspan”). Lightspan was not publicly traded for the entire five-year period, and they are reflected in the peer group beginning with October 31, 2000, as if the investment had occurred when they became publicly traded, and ending October 31, 2003. PLATO Learning, Inc. acquired Lightspan, Inc. in November 2003 and its stock is no longer publicly traded. The peer group prior to October 31, 2002 included Riverdeep Group plc. During 2002, Riverdeep Group plc was deregistered from NASDAQ and its stock is no longer publicly traded in the United States. Although the businesses of some of the companies in the current peer group include operations outside of the training and education industry, and/or serve markets different than those of the Company, we believe the selection of these companies for comparison purposes is reasonable.

	10/31/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003	10/31/2004

PLATO Learning	$100.0	461.8	356.8	173.1	269.8	246.4
Current Peer Group	100.0	170.1	141.3	161.0	244.0	256.7
NASDAQ	100.0	113.6	57.0	44.8	65.1	66.6

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors (the “Board”) (a copy of which is attached to this Proxy Statement as Appendix A), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing any relationships between the firm and the Company that might bear on their independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the firm any relationships that might impact their objectivity and independence and satisfied itself as to their independence. The Committee discussed and reviewed with the independent registered public accounting firm the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements for the year ended October 31, 2004. The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2004 with management and the independent registered public accounting firm. Management has the responsibility for preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements. Based upon the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2004, for filing with the Securities Exchange Commission.

AUDIT COMMITTEE
Ms. Ruth L. Greenstein (Chair)
Mr. Joseph E. Duffy
General Dennis J. Reimer
Dr. John T. (Ted) Sanders

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has re-appointed the accounting firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2005. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1992. A representative from PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if desired, and respond to appropriate questions from stockholders.

Stockholder approval of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to stockholders for approval as a matter of good corporate practice. Should stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for 2004, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2004 and for services rendered in connection with statutory and regulatory filings are estimated to be approximately $289,000, of which $116,000 had been billed as of October 31, 2004. The aggregate fees of PricewaterhouseCoopers LLP for 2003 were approximately $274,000.

Audit-Related Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with employee benefit plans and acquisitions, were approximately $72,000 and $52,000 for 2004 and 2003, respectively.

Tax Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services for tax planning, advice and compliance were approximately $175,000 and $222,000 for 2004 and 2003, respectively.

The fees of PricewaterhouseCoopers LLP are pre-approved by the Audit Committee in accordance with the policies and procedures of the Audit Committee (see Appendix II to the Audit Committee Charter, which is included with this Proxy Statement as Appendix A). For 2004, 100% of the fees incurred were pre-approved. The Audit Committee has determined the rendering of non-audit professional services by Pricewaterhouse-Coopers LLP, as identified in “Tax Fees” above, is compatible with maintaining the auditor’s independence.

On June 30, 2004, we were notified by PricewaterhouseCoopers LLP that its global captive insurer made an investment in our common stock in mid-October 2003. PricewaterhouseCoopers LLP became aware of the investment in June 2004, at which time its investment position was liquidated. As a result, PricewaterhouseCoopers LLP was not independent when it issued its opinion with respect to our consolidated financial statements as of, and for the year ended, October 31, 2003.

Our Audit Committee has reviewed this matter in detail. The Audit Committee has considered the circumstances and effect of the loss of independence with respect to the audit of the fiscal year 2003 financial statements, the costs and other effects of engaging new independent auditors to re-audit the fiscal 2003 financial statements, and the fact that the Company is not aware of any impact on its fiscal 2003 financial statements from this lack of independence. The Audit Committee consulted with the outside legal counsel of the Company and the staff of the Securities and Exchange Commission in reaching its decision to not re-audit the fiscal 2003 financial statements and to continue the engagement of PricewaterhouseCoopers LLP as its independent auditors.

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of

PricewaterhouseCoopers LLP. Abstentions will have the same effect as votes against the appointment and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2. Unless otherwise indicated, proxies solicited by the Board will be voted to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

OTHER INFORMATION

The Board of Directors knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the company and written representations from the executive officers and directors, the company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during 2004, except for a Form 4 for Dr. Arthur W. Stellar, a former director, filed two days late.

STOCKHOLDER COMMUNICATION WITH THE BOARD

We do not have a formal procedure for stockholder communication with our Board of Directors. In general, our Directors and Executive Officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, shareholders can direct correspondence to the Board, or any of its members, in care of the Company at the Company address. All such communications will be forwarded to the intended recipient unopened.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. Our annual meeting for the fiscal year ending October 31, 2005, is expected to be held on or about March 2, 2006, and proxy materials in connection with that meeting are expected to be mailed on or about February 1, 2006. Except as indicated below, to be included in next year’s proxy materials, stockholder proposals prepared in accordance with the proxy rules and our bylaws must be received by us on or before September 29, 2005. Additionally, our bylaws establish an advance notice procedure with regard to certain business to be brought before an Annual Meeting by stockholders and the nomination by stockholders of candidates for election as directors. In order to be brought before our Annual Meeting, notice of a stockholder proposal must be received by us after October 3, 2005 and on or before November 2, 2005, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e), and the persons named in proxies solicited by the Board of Directors for its 2006 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Steven R. Schuster
Corporate Secretary

Appendix A

PLATO Learning, Inc.

Audit Committee Charter

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of PLATO Learning, Inc. (the “Company”) and shall report regularly to the Board. The Committee is organized pursuant to Section 3.13 of Article III of the By-laws of the Company, to assist the Board in fulfilling its oversight responsibilities to the Company’s stockholders, potential stockholders, the investment community and other constituents. Its purpose shall include monitoring: the corporate accounting and reporting practices of the Company and the quality and integrity of the Company’s financial reports including review of financial reports and other financial information provided by the Company to the stockholders and the Securities and Exchange Commission (SEC); the Company’s internal control structure; the Company’s internal and external audit processes; compliance with legal and regulatory requirements and any other matters relating to the Company’s accounting and financial reporting processes. The Committee is responsible for oversight of the Company’s independent auditors, including their independence and qualification. The Company’s independent auditors shall report directly to the Committee.

The Committee shall review and approve all reports concerning this Charter and the activities of the Committee required by regulations of the SEC and any other applicable securities exchange as in effect. Management and the Company’s SEC counsel shall be responsible for monitoring changes in regulations and reporting, making the Committee aware of such changes and recommending to the Committee any actions they deem appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Company shall provide funding required by the Committee to discharge its responsibilities, including the payment of fees and expenses of the Company’s independent auditors and fees and expenses of other advisors and consultants retained pursuant to this Charter.

Organization

The Committee is comprised of at least three (3) directors, as determined by the Board, each of whom shall be Independent Outside Directors (as defined by Appendix I). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise sufficient to qualify as a “financial expert,” as defined in the rules of the SEC. In addition to the Committee members, the Company’s Chief Executive Officer and/or Chief Financial Officer will function as Management Representative, and will attend meetings, if and when requested by the Committee.

The Committee members and its chairman will be recommended by the Presiding Member of the Board and will be appointed by the Board. The Board may fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

The Committee shall have authority to retain independent counsel and other advisors of its selection to advise it with respect to the Company’s financial and accounting policies brought to its attention, and the Committee shall have full access to all books, records, facilities and personnel of the Company.

The Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

Meetings

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. Members of the Committee may participate in any such meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence at such meeting.

A majority of the members of the Committee shall constitute a quorum for any meeting, however, for purposes of the quarterly financial statement review activities, only the Chairperson of the Committee is required to participate. Any action of a majority of the members of the Committee present at any meeting at which a quorum is present; or any action of the Committee if all of the Committee members have executed a written consent in which the action is filed with the Corporate Secretary, shall be an action of the Committee.

The Committee, at its sole discretion, may meet with or without Company management and/or representatives of the Company’s independent auditors.

Powers and Responsibilities

The powers and responsibilities of the Committee are set forth below. These are in addition to the powers and responsibilities that the members of the Committee may have as directors of the Company or as members of other committees of the Board.

The Company’s management and independent auditor are responsible for the planning and conduct of the audit of the Company’s financial statements and determining that the financial statements are complete, accurate and prepared in accordance with Generally Accepted Accounting Principles (GAAP); this is not the responsibility of the Committee.

Relationship with the Company’s Independent Auditor

1.	In consultation with management, recommend to the Board for its action the appointment or discharge of the Company’s independent auditors, based upon the Committee’s judgment of the independence of the auditors (taking into account the fees charged both for audit and non-audit services) and the quality of its audit work. If the auditors must be replaced, the Committee shall recommend to the Board for its action the appointment of new auditors. Such retention or termination is subject to stockholder ratification.

2.	Each year, the Committee shall pre-approve fee levels or budgeted amounts for all audit, audit-related, tax services and other non-prohibited, non-audit services to be provided by the independent auditor. Any services not included in the annual pre-approved services must be specifically approved by the Committee or its designee. See Appendix II for additional information.

3.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.

4.	Review a report by the independent auditor describing the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality control or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company which may relate to the auditor’s independence. This review should be conducted at least annually and shall only be conducted if such report is available from the Company’s independent auditors.

5.	Review with the independent auditor any communications between the Company’s audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement, including matters of audit quality and consistency.

6.	Evaluate the lead audit partner of the independent auditor on the engagement, and ensure that the lead partner is rotated at least every five years.

Audit Oversight

7.	Review with the independent auditors and the internal auditors the scope and plan of their respective audits and the degree of coordination of those plans. Annually inquire of management and the independent auditor about the significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8.	Meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report, or opinion that the auditors propose to render in connection with the Company’s financial statements. The review should cover key issues that the auditors considered during their work, which led to their expression of an opinion on the financial statements of the company.

9.	Meet with the independent auditors, without management present, to discuss any items of significance, and to ensure that the independent auditors have unrestricted access to the Audit Committee.

10.	Obtain from the independent auditor assurance of compliance with independence requirements.

11.	Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61-Communications with Audit Committees relating to the conduct of the audit.

12.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management or internal control letter provided by the auditor and the Company’s response to such letter. Such review should include any changes in the planned scope of the audit, any accounting adjustments that were noted or proposed by the independent auditor but that were not recorded by management, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management.

13.	Resolve any disagreements between management and the independent auditor regarding financial reporting.

Review of Periodic Statements and Disclosures

14.	At the completion of the annual audit: a) review the Company’s annual report on Form 10-K, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to filing with the SEC, b) the independent auditors’ report; c) any significant changes to the independent auditors’ audit plans, and d) any serious difficulties or disputes with management encountered during the course of the audit.

15.	Following each quarter end, review the Company’s earnings press release, including the underlying financial information, and the quarterly report on Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to filing with the SEC.

16.	Review any other SEC filings in advance of their submission to the SEC.

17.	Review analyses prepared by management and the independent auditor of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of any significant changes in the Company’s selection or application of accounting principles, all critical accounting policies and practices used, off-balance sheet financial structures, and the effect of alternative GAAP methods on the Company’s financial statements, and of non-GAAP financial information, including the use of “pro forma” or “adjusted” financial data included in financial reporting.

18.	Review matters that have come to the attention of the Committee through reports of management, legal counsel and others, that relate to the status of compliance and anticipated future compliance with laws, regulations, internal policies and controls, and that may be expected to be material to the Company’s financial statements.

19.	Review with management and the independent auditor the potential effect of regulatory and accounting initiatives on the Company’s financial statements.

20.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Review of Controls

21.	Direct the auditors to inquire into and report to it with respect to any of the Company’s contracts, transactions or procedures, or the conduct of the Corporate Office, or any other unit, or any other matter having to do with the Company’s business and affairs. If authorized by the Board, the Committee may initiate special investigations in these regards.

22.	Review with management and the independent auditors, the adequacy and effectiveness of the internal accounting and financial controls of the Company, and elicit any recommendation for the improvement of such control procedures. The Committee should periodically review the Company’s policy statements to determine their adherence to the code of conduct and/or conflict of interest statement.

23.	Review and approve all transactions with related parties and review the adequacy of related disclosures.

24.	Review management’s certification of disclosure controls and procedures and internal controls for financial reporting.

25.	Set hiring policies for employees or former employees of the independent auditor and their immediate family. See Appendix I for a definition of “immediate family.”

26.	Review policies with respect to major risk assessment and risk management and review with management the steps taken to monitor and control such exposures.

Ongoing Policies

27.	Establish procedures for the confidential receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, if and when required by law. Such procedures shall include guidelines for a “whistle-blowing” policy for the Company that would establish procedures to facilitate the reporting of information by an employee who observes or becomes aware of unlawful workplace conduct or conduct that may be harmful to the Company and provide protection to an employee who reports such information.

28.	Review reports from management, and the independent auditor that the Company is in compliance with applicable legal requirements and the Company’s Code of Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Ethics.

Audit Committee Activities

29.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting, with the Board.

30.	Conduct an annual performance evaluation of the Committee as part of the annual performance evaluation conducted by the entire Board of Directors.

31.	Review and update this Charter periodically, at least annually, as conditions dictate.

32.	The Committee has such other duties as may be lawfully delegated to it from time to time by the Board.

PLATO Learning, Inc.

Audit Committee Charter
Appendix I

Independence

“Independent Outside Director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each Independent Outside Director shall meet the independence requirements of law, rules and regulations applicable to the Company, including the provisions of Section 10A of the Securities Exchange Act of 1934, rules of the SEC and the requirements of any applicable securities exchange, each as in effect from time to time. The following persons shall not be considered independent:

a.	a director who is employed by the Company or any of its affiliates for the current year or any of the past five years;

b.	a director who accepts any compensation, including consulting, advisory or other compensatory fees, from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

c.	a director who is, or has been in any of the past five years, affiliated with or employed by a present or former auditor of the Company or any of its affiliates;

d.	a director who has a material relationship with the Company, including as a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past five years;

e.	a director who is, or has been in any of the past five years, employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee; and

f.	a director who is a member of the immediate family of an individual who has, or has in any of the past five years, had a relationship with the Company or any of its affiliates in any of the forgoing categories. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

PLATO Learning, Inc.

Audit Committee Charter
Appendix II

Pre-Approval Policy

The purpose of this Policy is to set forth the procedures by which the Audit Committee of the Board of Directors of PLATO Learning (the Company) intends to fulfill its responsibilities to pre-approve services to be rendered to the Company by its independent auditor. This Policy does not delegate the Committee’s responsibilities to pre-approve such to management.

As provided in applicable law, and the Committee’s Charter, the Committee may delegate its pre-approval authority to one or more of its members. Any non-audit services approved pursuant to this delegation shall be reported to the Committee for informational purposes only at the next regularly scheduled meeting to occur after such approval.

Permitted Services. The services permitted to be provided to the Company by its’ independent auditor shall be classified into one of the following four categories:

Audit Services. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting, statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services. Tax services include tax compliance, tax planning and tax advice. The Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Committee will consult with the Director of Tax or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

All Other Services. All other services that are routine and are not (i) prohibited by applicable law and regulation, or (ii) would impair the independence of the auditor.

Pre-Approval. Each year, the Committee shall pre-approve fee levels or budgeted amounts for all audit, audit-related, tax services and other services to be provided by the independent auditor. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Committee considers a different period and states otherwise. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Committee.

The Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, Tax services, and the total amount of fees for services classified as All Other services.

Any services not included in the annual pre-approved services, must be specifically approved by the Committee. Requests or applications to provide services that require specific approval by the Committee will be submitted to the Committee, and must include a statement as to whether, the request or application is consistent with the SEC’s rules on auditor independence. All requests must include a detailed description of the services to be rendered. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee.

Prior to any pre-approval of non-audit services, the Committee will also consider whether such services are consistent with the SEC’s rules on auditor independence. The Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

Appendix B

PLATO Learning, Inc.

Compensation Committee Charter

Purpose

The Compensation Committee of the Board of Directors is organized pursuant to Section 3.13 of Article III of the By-laws of the Company, and shall have a solid understanding of the role of compensation in attracting, motivating and retaining senior executives in particular and all employees in general. The Committee will assist the Board in fulfilling its fiduciary responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company, and in connection with the administration of general employee welfare plans.

Organization

The Compensation Committee is comprised of a minimum of three (3) directors, as determined by the Board of Directors, each of whom shall be Independent Outside Directors (as defined by Appendix I), subject to the exception below. In addition to the Committee members, the Chief Executive Officer and/or the Vice President, Human Resources will function as Management Representative, and will attend all meetings except those during voting and deliberations dealing with his/her own or the Chief Executive Officer’s compensation.

If the Committee is comprised of at least three members, one director, who is not independent (as defined by Appendix I) and is not a current officer or employee or an immediate family member of such person, would be permitted to be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that a non-independent person’s membership on the committee is required by the best interests of the Company and its shareholders, and the Board discloses such determination in the next annual meeting proxy statement subsequent to such determination including the nature of the relationship making such person non-independent and the reasons for the determination. A member appointed under such exception would not be permitted to serve longer than two years.

The Compensation Committee members and its chairman will be recommended by the Presiding Director of the Board and will be designated by the Board of Directors. The Board may fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

The Committee shall have authority to retain consultants of its selection to advise it with respect to the Company’s salary and incentive compensation and benefits programs.

The Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

Meetings

The Compensation Committee shall meet when scheduled by the Committee Chairman and/or the Chief Executive Officer and/or as circumstances dictate.

A majority of the members of the Compensation Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Compensation Committee present at any meeting at which a quorum is present; or any action of the Committee if all of the Committee members have executed a written action in which the action is filed with the Corporate Secretary, shall be an action of the Compensation Committee.

Responsibilities

The responsibilities of the Compensation Committee are to:

1.	Review and update this Charter periodically, as conditions dictate.

2.	Review and recommend to the Board, employee compensation programs resulting in long-term commitments to ensure they are properly coordinated, and to take steps to modify any compensation programs that yield payments and benefits that are not reasonably related to the employees performance, including: a) fringe benefit programs (e.g. 401(k) and profit share), b) Employee Stock Option Plan, and c) Employee Stock Purchase Plan.

3.	Review and recommend to the Board any changes to the components of compensation for the Board of Directors.

4.	Review, approve and report to the Board the annual compensation for all other executive officers, including salary, incentive awards, long-range incentives, deferred compensation, stock options, fringe benefits, and other forms of compensation.

5.	Review, approve and report to the Board all executive officer’s employment agreements, employment security agreements, and indemnity agreements.

6.	Review, approve and report to the Board all amendments to stock option plans, employee flexible benefit plans, and other similar plans, as delegated to it by the Board of Directors.

7.	Review, approve and report to the Board all grants of stock options to new and existing employees and directors issued under all stock option plans.

8.	Prepare a report addressing the Company’s compensation policies for the fiscal year, as required by the SEC.

9.	Prepare minutes of the Compensation Committee meetings containing information regarding actions, discussions and decisions taken at the meeting and submit to the Board of Directors at their next Board meeting.

PLATO Learning, Inc.

Compensation Committee Charter

Appendix I

Independence

“Independent Outside Director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each Independent Outside Director shall meet the independence requirements of law, rules and regulations applicable to the Company, including the rules of the SEC and the requirements of any applicable securities exchange, each as in effect from time to time. The following persons shall not be considered independent:

a.	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

b.	a director who accepts or has a Family Member (as defined below) who accepts any payments from the Company or any of its affiliates in excess of $60,000 during the current fiscal year, or any of the past three fiscal years, other than compensation for board or board committee service, payments arising solely from investments in the company’s securities, compensation paid to a Family Member (as defined below) who is a non-executive employee of the company or a parent or subsidiary of the company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, and loans permitted under Section 13(k) of the Exchange Act. “Family Member” as used in this charter includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

c.	a director whose Family Member is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

d.	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities and non-discretionary charitable matching programs) that exceeds 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

e.	a director who is, or has a Family Member who is, employed as an executive of another entity at any time during the past three years where any of the Company’s executives serve on that entity’s compensation committee.

f.	A director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor, and worked on the Company’s audit, at any time, during the past three years.

Appendix C

PLATO Learning, Inc.

Nominating and Governance Committee Charter

Purpose

The Nominating and Governance Committee (“Committee”) of the Board of Directors (“Board”) is organized pursuant to Section 3.13 of Article III of the By-laws of the Company, and shall have a solid understanding of corporate governance. The Committee assists the Board with: the composition of the Board and its Committee’s; retirement policy of the Board; compensation of the outside Board, and evaluating the qualifications and candidate criteria for Board membership. The Committee also facilitates an annual evaluation process for the Board and the CEO, and recommends to the Board good governance practices, as well as other matters relating to the duties and operation of the Board.

Organization and Procedures

The Committee is comprised of at least three (3) directors, as determined by the Board, each of whom shall be Independent Outside Directors (as defined by Appendix I), subject to the exception below.

If the Committee is comprised of at least three members, one director, who is not independent (as defined by Appendix I) and is not a current officer or employee or an immediate family member of such person, would be permitted to be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that a non-independent person’s membership on the committee is required by the best interests of the Company and its shareholders, and the Board discloses such determination in the next annual meeting proxy statement subsequent to such determination including the nature of the relationship making such person non-independent and the reasons for the determination. A member appointed under such exception would not be permitted to serve longer than two years.

The Committee members and its chairman will be recommended by the Chairman of the Board and will be designated by the Board. The Board may fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

The Committee shall have authority to retain consultants of its selection to advise it with respect to the evaluation of the Board and CEO and help with securing qualified Board members, or with respect to matters within its purview that the Committee determines such advice is necessary or appropriate under the circumstances.

The Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

Meetings

The Committee shall meet when scheduled by the Committee Chairman and/or as circumstances dictate.

A majority of the members of the Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Committee present at any meeting at which a quorum is present; or any action of the Committee if all of the Committee members have executed a written consent in which the action is filed with the Corporate Secretary, shall be an action of the Committee.

Responsibilities

The Committee shall:

      1. Review and update this Charter periodically, as conditions dictate.

      2. Review, determine and recommend to the Board the Company’s succession plan.

3.	Develop and recommend to the Board specific guidelines and criteria regarding qualifications required of potential nominees for Board membership, and the selection process that will attract qualified candidates to serve on the Board.

4.	Review the qualifications of and approve and recommend to the Board those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each annual meeting of shareholders; and the nominees for Directors to be elected by the Board to fill vacancies and newly created directorships in connection with an increase in the size of the Board, which occur other than at the time of the annual meeting of shareholders.

5.	Identify and consider potential director candidates in the event of a vacancy in the Board. The Committee shall seek individuals whose background, knowledge and experience shall assist the Board in furthering the interests of the Corporation and its shareholders. In seeking nominees, the Committee may consider factors such as industry knowledge and experience, public company experience, academic or research institution experiences, government entity experience, finance experience, diversity, current employment, and other board memberships.

6.	Review and make recommendations to the Board regarding the appropriate composition of the Board, total size, classes of the Board, and number of employee-directors; and recommend Board Committee assignments.

7.	Annually review the performance of the Board as a whole, and provide feedback to the Board on how the directors and the Board are functioning. The Chairman and Chief Executive Officer will evaluate individual Board members on an annual basis and provide feedback to Board members.

8.	Review and make recommendations to the Board regarding the compensation of independent Directors for service as Directors and members of committees of the Board.

9.	Review and recommend to the Board the retirement policy for Directors covering factors such as retirement age, length of service, or change in occupation.

10.	Review potential conflicts of interest of prospective and current Directors. Any Director who has a change in employment or other for-profit board memberships shall notify the Committee of such, offer to tender his or her resignation, and the Committee shall recommend to the Board whether such Director shall remain on the Board. It is the sense of the Committee and the Board that Directors shall serve as a director of no more than four publicly traded companies.

11.	Review and make recommendations to the Board regarding the function, structure and operation of the Board and regarding the composition, duties and responsibilities of other committees of the Board.

12.	Review and make recommendations to the Board regarding the process for the Board to (a) evaluate the performance of the Chief Executive Officer, and (b) evaluate and recommend to the Board successors to the Chief Executive Officer and inside-director positions when required.

13.	Review and make recommendations to the Board regarding actions arising from Governance issues raised by stockholders or other stakeholders in the Company.

14.	Review and make recommendations to the Board regarding procedures for stockholder nominations for the election of directors, as outlined under Article II of the By-laws of the Company.

15.	Prepare minutes of meetings of the Nominating and Governance Committee containing information regarding actions, discussions and decisions taken at the meeting, and submit to the Board of Directors at their next Board meeting.

      The Chair of the Committee, in addition to performing responsibilities as Chair attendant to the responsibilities of the Committee as provided above, shall:

1.	Be the Presiding Director and serve as Chair of the executive sessions of the Independent Directors of the Board; and

2.	Review with the Chief Executive Officer of the Corporation between regularly scheduled meetings of the Board the agenda and plan for subsequent regularly scheduled meetings of the Board.

PLATO Learning, Inc.

Nominating and Governance Committee Charter

Appendix I

Independence

“Independent Outside Director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each Independent Outside Director shall meet the independence requirements of law, rules and regulations applicable to the Company, including the rules of the SEC and the requirements of any applicable securities exchange, each as in effect from time to time. The following persons shall not be considered independent:

a.	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

b.	a director who accepts or has a Family Member (as defined below) who accepts any payments from the Company or any of its affiliates in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board or board committee service, payments arising solely from investments in the company’s securities, compensation paid to a Family Member (as defined below) who is a non-executive employee of the company or a parent or subsidiary of the company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, and loans permitted under Section 13(k) of the Exchange Act. “Family Member” as used in this charter includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

c.	a director whose Family Member is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

d.	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities and non-discretionary charitable matching programs) that exceeds 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

e.	a director who is, or has a Family Member who is, employed as an executive of another entity at any time during the past three years where any of the Company’s executives serve on that entity’s compensation committee.

f.	A director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor, and worked on the Company’s audit, at any time, during the past three years.

PLATO LEARNING, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, March 3, 2005
2:30 p.m.

Sofitel Minneapolis
5601 West 78th Street
Bloomington, MN 55439-3145

PLATO Learning, Inc. 10801 Nesbitt Avenue South, Bloomington, MN 55437	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 3, 2005.

The shares of stock you own in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint David W. Smith, and/or Laurence L. Betterley, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 2, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PLATO Learning, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Class III Directors:	01 Joseph E. Duffy	☐	Vote FOR	☐	Vote WITHHELD
		02 Thomas G. Hudson		all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2005.		☐	For	☐	Against	☐	Abstain

In their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box    ☐    Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.